UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   April 30, 2008

Startech Environmental Corporation
(Exact Name of Registrant as Specified in Charter)

Colorado	0-25312	84-128657
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

88 Danbury Road, Suite 2A Wilton, CT 06897 (Address of Principal Executive Offices) (Zip Code)

        (203) 762-2499
             (Registrant’s telephone number, including area code)

[  ]  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 30, 2008, Startech Environmental Corporation (the “Company”) received a letter from Plasco Energy Group Inc. (“Plasco”), indicating that Plasco filed a complaint against the Company in the United States District Court for the Southern District of Texas, Houston Division, alleging that the Company’s Plasma Converter System infringes a January 1994 U.S. Patent entitled “Municipal Solid Waste Disposal Process” issued to Carter and Tsangaris of Ottawa, Canada. The Company has not been served with process in this lawsuit.

As set forth in the complaint, Plasco seeks a declaration of infringement and other remedies and relief.  Based on the facts available to the Company at this time, management believes the claims made by Plasco are without merit; however, the Company has engaged legal counsel to review the complaint and advise the Company as to its options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2008

                                       STARTECH ENVIRONMENTAL CORPORATION

                                                                               By:   /s/ Peter J. Scanlon
                Name:  Peter J. Scanlon
                                                Title:    Chief Financial Officer